Exhibit 10.8

Contract for Assignment of the Right to the Use of State-owned Land

Laishan District, Yantai county, State-owned land transfer contract No.

Assignor: Yantai Aotesai Energy Co., Ltd.

Assignee: Yantai Jinzheng Environmental Technology Co., Ltd

July 19, 2016

Contract for Assignment of the Right to the Use of State-owned Land

Contracting parties

Assignor (Party A): Yantai Aotesai energy Co., Ltd.

Legal Representative: Xiucheng Liu

Assignee (Party B): Yantai Jinzheng Environmental Technology Co., Ltd

Legal Representative: Yuebiao Li

In accordance with the relevant state’s laws and regulations, the two parties conclude this Contract under the principle of equality, voluntariness.

Party A agrees to transfer 32441.61 m2, part of its land-used right to Party B, the land is located in Economic Development Area of Daishan district, land No. (2011) 2125, the total land area is 69500 m2 and the usage of land is for industrial purpose. The right to use the state-owned land is 50 years when transferred to Party B in the form of entirety or segmentation.

The right to the use of the land transferred from party A to party B was obtained in the form of sold (transferred). Land Certificate No. (2011) 2125.

The right to the use of the land cost is 450 RMB per square meter, with a total cost of 14,599,724.5 RMB.

Term and the transfer fee: Before the land department accepts the transfer formalities (July 22, 2016). Party B shall pay all the fees 14,599,724.5 RMB of the land transfer. If Party B can’t pay at the appointment date, Party A has the right to decide whether to continue or cancel the contract.

Billing information is as follows:

Beneficiary: Yantai Laishan Economic Development Zone Administrative Committee

Bank: Agricultural Bank of China branch in Laishan

Both parties shall bear their own taxes according to law. Party B shall pay the expenses associated with planning, assessment, and land use for the 32441.61 square meters of land.

After the signing of this contract, both parties jointly go to Land and Resources Departments of Yantai to go through the land alteration registration procedures, and renew the state-owned land use certificate.

Party B obtain the right to use the land according to law.

After the transfer of the right to use the land, the relevant rights and obligations set forth in the land-use right contract (contract number 01-2008-00002) between Party A and the competent land use department, shall be voluntarily enjoyed and undertaken by Party B.

If a contract dispute occurs, the parties agree to submit their dispute to the land and resources department for resolution. If the parties cannot reach a resolution, the parties agree to submit their dispute to the Yantai Arbitration Committee for arbitration or to the competent people's court.

The parties may execute modifications to this agreement and attach as an appendix. The appendix (if any) and the contract shall have the same legal effect. .

Attachment of this contract:

The agreement between Party A and Yantai Qingquan Construction and Building Materials Co. Ltd. and Management Committee of Economic development Area of Laishan District signed at July 6, 2016.

This contract is in quadruplicate, Party A and Party B each hold two copies.

This contract shall become effective upon the signature and seal of both parties

Party A (stamp)

Legal Representative (entrusted agent): Dawei Qi

Signature: /s/ Xiucheng Liu

Party B (stamp)

Signature: /s/ Yuebiao Li

Place of signing: Economic Development Area of Laishan District, Yantai City

Date of signing: July 19th 2016

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Attachment to Land Use Assignment Contract

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Agreement

Party A: Yantai AoTesai Energy Co., LTD

Party B: Yantai Qingquan Building Material Co., LTD

Party C: Yantai Administrative Committee of Laishan Economic Development Zone

Party A, B, C have reached the following agreement through consultation and hereby agree to the following terms.

I. Party A owns the land-use right of a piece of land, which is located in Laishan Economic Development Zone (Land use NO: Yan state-owned (2011) No 2125), the land has been sealed up by Yantai Intermediate People’s Court upon Party B’s application. Party A still owes Party B RMB 11,103,587.83.

II. In order to repay all debt, after negotiating with Party C, Party A agrees to let Party C contact with a third party to purchase a portion of the land under seal (about 32,400 square meters). The transfer price is approximately RMB 14.58 million. Party C will collect payment of transfer on behalf of Party A.

III. After signing of this agreement, Party C will return part of the transfer fee, 4 million RMB to Party A. Party A will pay for applicable land taxes and expenses. Party A shall cooperate with Party C to handle procedures on the land transfer agreed on in Article 2.

IV. Upon Party B’s receipt of RMB 9.5 million paid by Party C on behalf of Party A, Party B will apply for the revocation of the property sealed up by the Yantai Intermediate People's Court. Party A and C shall handle the procedures for transferring the land-use right to the third party.

V. When Party C pays RMB 9.5 million to Party B, it shall pay the remaining RMB 1.08 million to Party A at the same time.

VI. If Party B breaches Article 4 of this agreement, Party B shall repay all payments to Party C. Party B will bear all tax burdens and cover all of the third party’s loss of interest in the property.

VII. Party C agrees that Party A shall pay land use tax since July, 2011 (the time when Party A acquired the land certificate), not only on the part of the transferred land-use right, but also on the property that is still owned by Party A.

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Due to relevant regulations promulgated by administrative departments, Party A shall not be liable for any liability for breach of contract and will not return any paid taxes. If this land transfer needs the signature (or authorization) of Party A’s shareholders, which leads it to not signing the transfer contract between Party A and the land transferee and this agreement on time, Party A will not bear liability for breach of contract.

For any dispute arising from performance of this agreement, the parties shall first attempt to resolve the dispute through amicable consultation, if that is not successful; each party has the right to file a lawsuit in the Zhifu District People’s Court. This agreement is in triplicate, each party will hold one copy, and each copy has the same legal effect after execution and seal.

Party A: Yantai AoTesai Energy Co., LTD

Representative: /s/ Ping Gao

Party B: Yantai Qingquan Building Material Co., LTD

Representative: /s/ Haitao Zhang

Party C: Yantai Administrative Committee of Laishan Economic Development Zone

Representative: /s/ Chenlin Huang

6th July, 2016

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Assigned Contract Pursuant to Land Use Assignment

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Contract for State-Owned Construction Land Use Right Assignment

Contract No:Yantai-01-2008-0002

The Concerned Parties to the Present Contract:

Assignor: Yantai Land and Resources Bureau, Shandong Province, People’s Republic of China

Mailing Address: 7th Xinyuan Road, Laishan District,Yantai                                              ;

Postal Code:              264003                                      ;

Name of Opening Bank:                                                    ;

Assignee:    Yantai Aotesai Energy Co. Ltd.                                                ;

Mailing Address:     Laishan Economic Development Zone,  Yantai                              ;

Postal Code:       264000                                             ;

Name of Opening Bank:        Yantai Branch of Everbright Bank                                        ;

Chapter I  General Provisions

Article 1 In accordance with the Real Right Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Law of Land Administration of the People’s Republic of China, the Law of the People’s Republic of China on Administration of the Urban Real Estates, relevant administrative regulations and rules on land supply policies, the two parties enter this contract based on the principles of equality, voluntariness, compensation, honesty and credibility.

Article 2 The ownership of the assigned land belongs to the People’s Republic of China. The Assignor can only assign the state-owned construction land use right to the Assignee in accordance with laws. The resources and objects buried there under shall continue to be owned by the State.

Article 3 The holder of the right to use construction land (the Assignee) has the right to possess, use and seek proceeds from the land owned by the state, and shall be entitled to the construction of buildings, fixtures and their auxiliary facilities by making use of such land.

Chapter II Delivery of the Assigned Land and Payment of the Assignment Charge

Article 4 The Registered No. of the land parcel under this contract is: No.Yan (12008)2002_________, with a total area of (in Upper Case) 69,657 square meters (in Lower Case_69,657________square meters). Of which, the assigned land area of the land parcel is 69,657 (in Upper Case) square meters ( in Lower Case 69,657 square meters).

The assigned land under this contract is located at       Laishan Economic Development Zone                .

The ichnographic boundaries of the assigned land under this contract: J1(4143252.548, 491082.366), J2 (4143214.508, 491385.326),

J3 (4142921.507, 490969.475),   J4(4142946.686, 490900.724),

J5(4143140.280, 490925.031),    J6(4143122.568, 491065.920), ;

Please see the Sketch of Ichnographic Boundaries of the Assigned Land (Affix I).

The vertical limits of the assigned land under this contract are to take / as its upper limit while to take / as its lower limit, with the altitude difference of / meters. Please see the Sketch of Vertical Limits of the Assigned Land (Affix II).

The spatial extent of the assigned land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

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Article 5 The use purpose of the assigned land under this contract is Industrial land.

Article 6 The Assignor agrees to deliver the assigned land to the Assignee prior to the date of 30/7/2008. And the Assignor agrees that the assigned land shall meet the following land conditions regulated in Item 1 of this article upon delivering the land:

1. To level the land and make it meet the conditions of             /                                     ;

The infrastructure around the land shall include Paths, Electricity, Water,etc.            ;

2. Current Status                 /                                                                                                   .

Article 7 The use term of the state-owned construction land use right under this contract is 50 years, counting from the date when the assigned land is delivered according to the Article 6 of this contract. In case applying for completion of the formalities on state-owned construction land use right, which is previously allotted (or leased), the use term shall be counted from the date when the contract is signed.

Article 8 The assignment charge for the state-owned construction land use right under this contract is RMB (in Upper Case)       19,100,000                                           (in Lower Case) RMB    19,100,000                              , with RMB (in Upper Case)                     274                        (in Lower Case) RMB                   274                                  for per square meter.

Article 9 The advance deposit for the assigned land under this contract is RMB (in Upper Case)     500,000                        , (in Lower Case) RMB      500,000                          . The advance deposit shall be regarded as a part of the payment for the assignment charge.

Article 10 The Assignee agrees to pay the assignment charge in a lump-sum payment for the state-owned construction land use right according to Item 1 of this article:

1. The assignment charge for the state-owned construction land use right shall be paid up in lump-sum payment within   60     days after this contract is signed.

2. The assignment charge for the state-owned construction land use right shall be paid in    /        installments according to the following time and amount.

The first part of Capital of RMB                   /                        Yuan(lowercase      /         Yuan), payment time:          /           Prior to the date.

Phase II Capital of RMB                /                             Yuan(lowercase     /          Yuan), payment time:               /      Prior to the date.

Phase      Capital of RMB                       /                     Yuan(lowercase      /         Yuan), payment time:       /              Prior to the date.

Phase      Capital of RMB                      /                      Yuan(lowercase        /       Yuan), payment time:          /           Prior to the date.

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In case the assignment charge for the state-owned construction land use right is paid in installments, the Assignee agrees to pay interests to the Assignor. When the second installment and each installment thereafter are paid according to payment schedule, the interests shall be paid based on the interest rate published by the People's Bank of China (PBOC) on the date when the first installment occurs.

Article 11 After paying up all the assignment charges of the land parcel in accordance with this contract, the Assignee may apply for the Registration of State-owned Construction Land Use Right Assignment by presenting this contract and payment receipt of the assignment charge.

Chapter III The Development, Construction and Utilization of the Assigned Land

Article 12 The Assignee agrees the investment intensity to develop the assigned land under this contract shall be meet the criteria stipulated in Item  1  of this article:

1. Where the assigned land under this contract is used for construction of industrial projects, the Assignee agrees the fixed assets invested in the land under this contract are not less than the approved amount or the amount put on file, RMB (in Upper Case)        210,000,000                     Yuan(in Lower Case RMB    210,000,000              Yuan) and the investment intensity is not less than RMB (in Upper Case)                     3015                     Yuan(in Lower Case RMB_____3015______ Yuan) per square meter. The investment of fixed assets to the assigned land under this contract shall include buildings, fixtures and their auxiliary facilities as well as the assignment charge.

2. Where the assigned land under this contract is used for construction of non-industrial projects, the Assignee guarantees the total investment to the assigned land under this contract is not less than RMB (in Upper Case)               /              Yuan(in Lower Case RMB                /             Yuan).

Article 13 The new buildings, fixtures and their auxiliary facilities established on the assigned land under this contract shall be satisfied with the planning conditions for the assigned land regulated by the municipal (county) planning administrations. (Please see Appendix III).Of which:

The nature of the main building      Factory buildings                                               ;

The nature of the affiliated buildings           /                                         ;

The total construction area               >70,000                                      square meters;

The floor area ratio (FAR) is not more than          /         not less than        0.8                 ;

Building Height Limitation                         /                           ;

Building Density is not more than           /              not less than       35%                  ;

Greening Rate is not more than         15%                not less than       /                  ;

Other requirements for the land use / .

Article 14 The Assignee agrees to develop the assigned land under this contract according to Item 1 of this article:

1. The assigned land under this contract is used for construction of industrial projects. In accordance with the planning and designing conditions regulated by the planning departments, within the boundaries of the assigned land under this contract, the land used for office buildings and life and service facilities shall not be more than       7     % of the total area of the assigned land, that is, not more than  4876 square meters, and the construction area shall not be more than  3901        square meters. The Assignee agrees not to build unproductive facilities on the assigned land under this contract, including residential packages, experts’ floor, hotel, guest house or training center etc.;

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2. The assigned land under this contract is used for construction of residential projects. In accordance with the planning and construction conditions regulated by the planning and construction departments, within the boundaries of the assigned land under this contract, the total number of apartments shall not be less than    /   sets, of which, the apartments with the construction area of less-than 90 square meters shall not be less than  /     sets and requirements for the construction of residential dwelling are                    /                                . Within the boundaries of the assigned land under this contract, the land area used for developing apartments under 90 square meters shall not less than   /    % of the total area of the assigned land. In case the economically affordable housing and low-rent housing are developed within the boundaries of the assigned land under this contract, the Assignee agrees to do according to Item    /    of this item upon completion of construction;

1. To transfer to the local government;

2. To be purchased by the local government;

3. To implement relevant administrative regulations on construction and sales of economically affordable housing and low-rent housing;

4.                       ________  /                           ___________________________  ;

5.                           ___         /  ________________________________                .

Article 15 The Assignee agrees to construct the following necessary facilities within the boundaries of the assigned land under this contract, and voluntarily transfer to the government upon completion of construction:

1.                     ________________________    / ___ ________                           ;

2.           ____________________       ____       / ___________                            ;

3.                               ___________________     / ________________                 .

Article 16 The Assignee agrees that the construction projects on the assigned land under this contract shall commence prior to   30     /     7     /   2008        , and complete prior to   30     /    7      /     2010      . In case the commencement of construction needs to be deferred, the Assignee shall submit the application for deferral to the Assignor 30 days in advance. After the deferral of commencement is approved by the Assignor, the time of completion shall be deferred accordingly. But the deferral shall not exceed one year.

Article 17 During the construction on the assigned land under this contract, where water supply, gas supply, power supplies, sewage disposal, and other facilities need to be connected with the main pipelines outside of the assigned land, the Assignee agrees to do according to relevant rules.

The Assignee agrees the entering, passing and crossing of any kind of pipelines laid by the government for public purposes. However, in case where the land use functions are affected, the government or relevant departments shall make reasonable compensations.

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Article 18 The Assignee shall utilize the land according to this contract. Any alteration of land-use purpose and plot ration is prohibited. Within the assignment term, where the land use purpose needs to be altered, both parties agree to do according to Item  1    of this article:

1. The Assignor shall withdraw the construction land use right with compensation to the Assignee;

2. To go through the approval formalities of altering the land use purpose in accordance with laws, to sign an alteration agreement on the state-owned construction land use right assignment or sign a new contract on the state-owned construction land use right assignment. The Assignee shall make a supplementary payment for the balance between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose. The evaluated market price shall subject to the time when the alteration of the land use purpose is approved. The registration of altering the land use right shall be undertaken.

Article 19 Within the use term of the assigned land under this contract, the government reserves its right to adjust the planning of the assigned land under this contract. In case the original planning needs to be modified, it shall not affect the existing buildings on the assigned land parcel. But in case the transformation, renovation and rebuilding of the buildings, fixtures and their affiliated facilities on the assigned land within its use term, or when applying for renewal of the contract upon expiration of use term, the adjusted planning shall prevail.

Article 20 The Assignee shall utilize the state-owned construction land use right in accordance with law. The Assignor shall not withdraw before the use term in this contract expires. Under special circumstances, where the Assignor needs to withdraw the state-owned construction land use right for the purpose of social public interests before expiration of use term, approval formalities shall be needed in accordance with laws. And the Assignor shall compensate the Assignee according to the value of buildings, fixtures and their affiliated facilities on the assigned land at the time of withdrawal; the evaluated market price of the remained use term of the state-owned construction land use right; and the evaluated direct loss arising from the withdrawal.

Chapter IV The Transfer, Lease and Mortgage of the State-Owned Construction Land Use Right

Article 21 After paying up the assignment charge of the state-owned construction land use right in accordance with this contract, and obtains the Certificate for the Use of State-owned Land, the Assignee is entitled to transfer, lease or mortgage all or part of the state-owned construction land use right to a third party. Where the first transfer occurs, it shall meet the conditions regulated in the Item 1     of this article:

1. The investment and development to the assigned land shall have begun in accordance with this contract, and 25% or above of the total investment have been made;

2. The investment and development shall have begun in accordance with this contract, and the assigned land has formed conditions for industrial purpose or other construction purposes.

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Article 22 The contracts on transfer, lease and mortgage of the state-owned construction land use right shall not go against the laws and regulations of the country and the articles of this contract.

Article 23 Where all or part of the state-owned construction land use right is transferred, the rights and obligations specified in this contract and in the land registration documents shall be transferred accordingly. The use term of the transfer contract for the assigned land is the remainder of the use term specified in this contract minus the number of the years in which the Assignee has used the land.

Where all or part of the state-owned construction land use right is leased, the rights and obligations specified in this contract and in the land registration documents shall be still borne by the Assignee.

Article 24 Where the state-owned construction land use right is transferred or mortgaged, both parties related to the transfer and mortgage shall apply for registration of changes for the land use right at the land and resources administrative department by presenting this contract, contract on transfer or contract on mortgage, and the Certificate for the Use of State-owned Land.

Chapter V Expiration of Use Term

Article 25 When the use term agreed in this contract expires, and the land user continues using the assigned land under this contract, an application for renewal shall be submitted to the Assignor not less than one year prior to the use term expires. The Assignor shall approve the renewal unless the Assignor needs to withdraw the assigned land under this contract for the purposes of social and public interests. In respect of the construction land use right for residential purpose, when the use term expires, it shall be renewed automatically. When the Assignor agrees on the renewal, the land user shall handle the compensable land-use formalities in accordance with laws. The compensable land use contract on assignment or lease shall be signed again. And, the assignment charge or rental shall be paid.

Article 26 In case the use term of the assigned land expires and the land user applies for renewal, but fails to get approved by the Assignor for the purpose of social and public interests, the land user shall return back the Certificate for the Use of State-owned Land. The cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The state-owned construction land use right shall be taken back by the Assignor without compensation. In respect of the buildings, fixtures and their affiliated facilities on the assigned land under this contract, the Assignor and the land user agree to conduct according to Item  1    of this article:

1. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land, and give reasonable compensation to the land user based on the residual value of these buildings, fixtures and their affiliated facilities at the time of taking back.

2. The Assignor shall take back the above-ground buildings, fixtures and their affiliated facilities on the assigned land without compensation.

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Article 27 In case the use term of the assigned land expires, the land user fails to apply for renewal, the land user shall return back the Certificate for the Use of State-owned Land. And the cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The Assignor shall take back the state-owned construction land use right without compensation. The above-ground buildings, fixtures and their affiliated facilities on the assigned land shall be taken back by the Assignor without compensation. The land user shall guarantee the normal functions of the above-ground buildings and other objects thereon. Deliberate destructions are not allowed. Where the above-ground buildings, fixtures and their affiliated facilities lost their normal functions, the Assignor may request the land user to remove or dismantle the above-ground buildings, fixtures and their affiliated facilities to restore the leveled ground on the assigned land.

Chapter VI Force Majeure

Article 28 Either of the parties shall exempt from responsibility in case when force majeure occurs, all or part of this contract cannot be implemented. But the concerned party shall take any necessary remedial measures to reduce the losses caused by the force majeure. The concerned party shall not be exempted from responsibilities when force majeure occurs during delay of performance.

Article 29 When force majeure occurs, the prevented party shall notify the other party in written form by mail, cable or fax within 7 days to provide the detailed information of the events, and within 15 days after the occurrence of force majeure, a valid document for evidence shall be provided to the other party to explain its inability to implement or delay the execution of all or part of this contract.

Chapter VII Liabilities for Breach of the Contract

Article 30 The Assignee shall pay in due time the assignment charge of the state-owned construction land use right according to the terms of this contract. In case the Assignee fails to pay on schedule the assignment charge of the state-owned construction land use right, the daily penalty to the Assignee is to pay to the Assignor 1     ‰ of the deferred payment starting from the first day after exceeding the time limit. In case the Assignee fails to pay the assignment charge of the state-owned construction land use right after 60 days, and neglects the Assignor’s urges for payment, the Assignor has the right to terminate this contract, and the Assignee has no right to request the Assignor to refund the advance deposit. The Assignor may claim damages to the Assignee.

Article 31 In case the Assignee terminates its investment and construction on the assigned land for any reason whatsoever attributable to the Assignee, and proposes to the Assignor to request to terminate the contract and return back the assigned land, the Assignor shall report for approval to the people’s government which approves the land right use assignment plan. After approval, the Assignor shall, according to the following agreements, refund all or part of the assignment charge of the state-owned construction land use right (without interest) except for the advance deposit determined in this contract, and withdraw the state-owned construction land use right. All the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land shall not be compensated while the Assignor may request the Assignee to remove or dismantle the established buildings, fixtures and their affiliated facilities to restore the leveled ground. But in case the Assignor is willing to take advantage of the established buildings, fixtures and their affiliated facilities within the boundaries of the assigned land, the Assignor shall make reasonable compensation to the Assignee:

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1. Where the Assignee makes an application to the Assignor not less than 60 days before one year expires after the commencement date of construction determined in this contract, the Assignor shall refund all the paid assignment charge of the state-owned construction land use right except for the advance deposit.

2. Where the Assignee makes an application to the Assignor not less than 60 days before the first expires but the second year doesn’t expire after the commencement date of construction determined in this contract, the Assignor shall refund the reminder of the assignment charge of the state-owned construction land use right after the advance deposit and the charges for idle land are deducted in accordance with regulations.

Article 32 The assigned land is left unused for more than one year but less than two years for any reason whatsoever attributable to the Assignee, the Assignee shall pay the charge for idle land in accordance with laws. In case the construction on the assigned land doesn’t commence, resulting in the land left unused, for more than two years, the Assignor has the right to take back the state-owned construction land use right without compensation.

Article 33 In case the assignee fail to commence the construction on the date in accordance with this contract or the other date agreed for extension of commencement of the construction, should pay the penalty, for each delay day, which is equal to the 0.3% of the total price of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability;

In case the assignee fail to complete the construction on the date in accordance with this contract or the other date agreed for extension of acceptance of the construction, should pay the penalty, for each delay day, which is equal to the 0.3‰ of the total price of State-owned construction land transfer.

Article 34 In case of failure of total investment in fixed assets, investment intensity and total investing amount to meet the standard hereof, the assignor can require the assignee pay, at the rate in accordance with the actual difference in the agreed total investment and the target of invested intensity, the breach penalty which is equal to the same proportion amount of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability.

Article 35 In case any index of building volume rate, building density and other relating to the said land hereunder is lower than the minimum standard herein, the assignor can, in accordance with the proportion of actual difference to the agreed minimum standard, require the assignee pay the breach penalty as the same proportion of amount of State-owned construction land transfer and the assignor is entitle to request the assignee make further performance of contract liability. Where and if the any index such as building volume, building density and others is higher than the highest standard, the assignor is entitle to withdrawal the proportion which higher than the highest standard, and require the assignee, in accordance with the proportion of actual difference to the agreed minimum standard, pay the breach penalty as the same proportion of amount of State-owned construction land transfer.

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Article 36 In case any of index such as the green land rate, proportion of the enterprise administration and the life serving of the industry item and construction areas of he enterprise administration and the life serving and other, the consignee shall pay the breach penalty be equal to _200___% of the price of assigned land and removal of the greening and construction facilities by itself.

Article 37 The assignor should, upon the payment of the State-owned land use right have been effected by the assignee hereunder, deliver the assigned land on schedule agreed herein. Where the extension of occupation of such land due to the failure of deferred delivery by the schedule, the assignor should pay the breach penalty of ___1__% , per each day, of the price for the State-owned land use right to the assignee and the term of land use-year shall be commencement from actual delivery. In case of the extension of delivery exceed 60 (sixty) days and the failure to do so upon the urge of the assignee, which is, entitle to rescind this contract. The assignor should make the refund of double the deposit and the other parts of the price of assigned State-own land use paid by the assignee by which the damages could be claimed.

Article 38 In case of the failure of land’s delivery in schedule or of satisfaction of the conditions agreed herein, or alteration of the condition of use in unilateralism, the assignee shall have the rights and authority to require the assignor to fulfill its performance of responsibilities hereunder and indemnify the direct damages resulting the delay of the performance. The term of land use-year shall be commencement from the day on which the satisfaction of agreed conditions.

Chapter VIII Applicable Laws and Disputes Settlement

Article 39 The formation, validity, interpretation, performance of settlement of disputes shall be governed by the laws of People's Republic of China.

Article 40 Any dispute arising from the performance of this contract shall be resolved through consultation by the parties hereto, in case of failure of negotiation, any dispute shall be resolved pursuant to Item __1__ hereof.

1.	Submitted to Yantai Municipal People's Government Arbitration Committee for arbitration;

2.	Submitted to People’s Court for litigation.

Chapter IX Supplementary Provisions

Article 41 The scheme of the transferring land have been proved by the People’s Government of_______Yantai________. This contract shall be take effect from the date of signature of the parties hereto.

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Article 42 The parties hereto hereby guarantee that the contents such as name, mail address, phone number, facsimile, bank account and agent and so on are in authenticity and full force and effect, in case of any change of each party, shall give, within 15 days from the change, the notice in writing to other party, otherwise the responsibilities to fail to inform shall be born by the party with changing information.

Article 43 This contract is written in Chinese and English, total pages hereof include this contract and annex are____14_____. In case any divergency or variance in interpretation, the Chinese version shall be prevail.

Article 44 The price, sum and acreage and other items herein should be written in word and number which should be accordant, otherwise the word shall be prevail.

Article 45 the items without being stipulated herein could be made in the annex hereto and with same legal force.

Article 46 This contract is made in__4__copies, the assignor and assignee shall hold copies respectively with same legal force.

The Assignor (Seal):	The Assignee ( Seal):
Yantai Land and Resources Bureau	Yantai Aotesai Energy Co. Ltd.

The Legal Representative ( The Agency) The Legal Representative ( The Agency):

( Signature ): /s/ Zaifan Lv	( Signature ): /s/ Xiucheng Liu

The date of 3/10/2008

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